SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-POLYMEDICA CORP.
MARIO GABELLI
11/01/07 8,000- 53.0000
10/25/07 8,000 52.8700
11/01/07 5,000- 53.0000
GABELLI SECURITIES, INC.
11/01/07 4,000- 53.0000
11/01/07 1,000- 53.0000
11/01/07 14,000- 53.0000
GABELLI ASSOCIATES LTD
11/01/07 153,136- 53.0000
GABELLI ASSOCIATES FUND II
11/01/07 17,500- 53.0000
GABELLI ASSOCIATES FUND
11/01/07 189,627- 53.0000
MJG ASSOCIATES, INC.
GABELLI PERFORMANCE PARTNERSHIP
11/01/07 40,000- 53.0000
GABELLI INTERNATIONAL II LTD
11/01/07 4,000- 53.0000
GABELLI INTERNATIONAL LTD
11/01/07 10,000- 53.0000
GABELLI FUND, LDC
11/01/07 10,000- 53.0000
GAMCO INVESTORS, INC.
11/01/07 50,000- 53.0000
GAMCO ASSET MANAGEMENT INC.
11/01/07 669,643- 53.0000
11/01/07 550,000- 53.0000
10/31/07 3,590- 52.9700
GGCP, INC.
11/01/07 22,000- 53.0000
GABELLI FUNDS, LLC.
WOODLAND SMALL CAP VALUE FUND
11/01/07 1,920- 53.0000
10/31/07 2,410- 52.9700
GABELLI GLB HEALTHCARE&WELL RX
11/01/07 68,400- 53.0000
THE GABELLI GLOBAL DEAL FUND
11/01/07 281,700- 53.0000
10/25/07 11,700 52.8700
GABELLI ABC FUND
11/01/07 250,000- 53.0000

(1) THE DISPOSITIONS ON 11/01/07 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S
SHAREHOLDERS RECEIVED $53.00 IN CASH FOR EACH SHARE OF ISSUER'S
COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS
WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.